UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2025

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2025, D. Scott Pryor informed Targa Resources Corp. (the “Company”) of his intent to retire from his position as President – Logistics and Transportation of the Company, effective March 1, 2026. Mr. Pryor’s retirement is not the result of any disagreement with the Company.

On August 4, 2025, the Board of Directors of the Company appointed Benjamin J. Branstetter, age 40, as President – Logistics and Transportation of the Company, effective March 1, 2026. Mr. Branstetter will continue to serve as Senior Vice President – Downstream Commercial of various subsidiaries of the Company until March 1, 2026. There are no understandings or arrangements between Mr. Branstetter and any other person pursuant to which Mr. Branstetter was selected to serve as President – Logistics and Transportation of the Company.

Mr. Branstetter has served as Senior Vice President – Downstream Commercial for various subsidiaries of the Company since March 2024. He previously served as Vice President – NGL Supply & Business Development between July 2022 and March 2024 and Vice President – Optimization between September 2020 and July 2022 for various subsidiaries of the Company. He also served in various roles with the Company’s subsidiaries between April 2017 and September 2020, including as Director, Corporate Development. Prior to joining the Company, Mr. Branstetter served in the investment banking group at Lazard, Inc. There are no relationships between Mr. Branstetter and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K, nor are there any relationships between Mr. Branstetter and any other person that would require disclosure pursuant to Item 401(d) of Regulation S-K.

The Company will enter into its standard form of director and officer indemnification agreement with Mr. Branstetter (such agreement, the “Indemnification Agreement”). The Company’s form Indemnification Agreement requires the Company to indemnify executive officers to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. This description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed with the Commission as Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A filed November 8, 2010, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Indemnification Agreement between Targa Resources Investments Inc. and each of the directors and officers thereof (incorporated by reference to Exhibit 10.4 to Targa Resources Corp.’s Registration Statement on Form S-1/A filed November 8, 2010 (File No. 333-169277)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: August 6, 2025	By:	/s/ William A. Byers
William A. Byers
Chief Financial Officer

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